Exhibit 99.1

BioTime Forms BioTime Acquisition Corporation

Subsidiary will seek to acquire assets and businesses in the stem cell and regenerative medicine fields

Dr. Thomas Okarma appointed Chief Executive Officer of the new company

ALAMEDA, Calif.--(BUSINESS WIRE)--September 28, 2012--BioTime, Inc. (NYSE MKT: BTX), an Alameda-based company engaged in research and development of innovative new products in the field of regenerative medicine utilizing stem cells and related technology, announced today that it has formed a new wholly owned subsidiary, BioTime Acquisition Corporation, to pursue opportunities and acquire assets and businesses in the fields of stem cells and regenerative medicine. Thomas Okarma, PhD, MD, will serve as the Chief Executive Officer and as a member of the board of directors of BioTime’s new subsidiary. Dr. Okarma is the former President and Chief Executive Officer of Geron Corporation and served on that company’s board of directors.

Since 2010, BioTime has expanded the scope of its business through strategic acquisitions and has been continually exploring other acquisition opportunities in its fields of interest. BioTime’s strategic acquisitions include:

  ES Cell International Pte Ltd. (ESI), a Singapore company that developed the first human embryonic stem cells generated under conditions designed to be compliant with current good manufacturing practices (cGMP). ESI holds significant intellectual property assets in the stem cell field, including a patent cross license with Geron Corporation (NASDAQ: GERN) providing a non-exclusive, worldwide cross license to certain patent rights owned by Geron and ESI covering the differentiation of neural cells from human embryonic stem cells.
  Cell Cure Neurosciences Ltd., a majority-owned subsidiary of BioTime that is developing therapeutic products derived from stem cells for the treatment of retinal and neural degenerative diseases. Cell Cure's lead product is OpRegen™, a retinal cell product for use in the treatment of age-related macular degeneration.
  Glycosan BioSystems, Inc., the developer of HyStem® hydrogel products, from which BioTime is developing Renevia™ as a biocompatible, implantable hyaluronan and collagen-based matrix for cell delivery in human clinical applications. As an injectable product, Renevia™ may address an immediate need in cosmetic and reconstructive surgeries and other procedures by improving the process of transplanting adipose-derived cells, mesenchymal stem cells, or other adult stem cells.
  Cell Targeting, Inc., the developer of peptide-based technologies that may facilitate directing human cells derived from embryonic stem and induced pluripotent stem cells to sites in the body where the cells can exert a therapeutic effect. These technologies are being used by BioTime’s subsidiary OncoCyte Corporation for its research and development related to genetically modified human embryonic stem cell-derived vascular progenitors designed to target and destroy malignant tumors.

  Xennex, Inc., the holder of exclusive worldwide rights to market GeneCards®, the leading human gene database, which was acquired by BioTime’s subsidiary LifeMap Sciences, Inc. GeneCards® provides concise genomic, transcriptomic, genetic, proteomic, functional, and disease-related information on all known and predicted human genes. In addition, LifeMap is currently developing two additional databases: LifeMap, a database for stem cell biology, and MalaCards, a disease database. Together, this integrated database suite will provide state-of-the-art information and research products for the medical research community.

“Global advances on multiple fronts of stem cell biology have established the foundation for an integrative business approach to consolidate and translate these discoveries into products that may revolutionize clinical medicine,” said Thomas Okarma, the new company’s CEO. “Living cell therapies can now be scalably manufactured, efficiently distributed to points of care, and tested in controlled clinical trials. The goal of regenerative medicine is to go beyond the reach of pills and scalpels to achieve a new level of healing that may, after a single administration of therapeutic cells, permanently restore function to tissues and organs damaged by chronic disease or injury. BioTime Acquisition Corporation intends to build its business by identifying, consolidating, and commercially developing the best available cell therapy technologies to realize the potential of regenerative medicine. Ultimately, the goal is to bring these new therapies to the many millions of patients who need them.”

“The breadth of Dr. Okarma’s experience in the field of cell-based therapeutics is simply spectacular,” said Michael D. West, PhD, BioTime’s Chief Executive Officer. “We look forward to working together with him to translate these new scientific advances into commercial products for the large and growing markets driven by age-related degenerative diseases.”

Dr. Okarma has had a distinguished career as a physician and an innovator and executive in the biotechnology industry. Dr. Okarma served as Geron’s President, Chief Executive Officer, and as a member of its board of directors from July 1999 until February 2011, after having previously served as that company’s Vice President of Research and Development and Vice President of Cell Therapies. In 1985, Dr. Okarma founded Applied Immune Sciences, Inc. (AIS) and served initially as its Vice President of Research and Development and subsequently as Chairman and Chief Executive Officer and as a director until that company was acquired by Rhone-Poulenc Rorer in 1995. After that acquisition, Dr. Okarma served as a Senior Vice President at Rhone-Poulenc Rorer until December 1996. From 1980 to 1992, Dr. Okarma was a member of the faculty of the Department of Medicine at Stanford University School of Medicine. Dr. Okarma holds an AB from Dartmouth College, an MD and PhD from Stanford University, and is a graduate of the Executive Education program of the Stanford Graduate School of Business.

About BioTime, Inc.

BioTime, headquartered in Alameda, California, is a biotechnology company focused on regenerative medicine and blood plasma volume expanders. Its broad platform of stem cell technologies is enhanced through subsidiaries focused on specific fields of application. BioTime develops and markets research products in the fields of stem cells and regenerative medicine, including a wide array of proprietary ACTCellerate™ cell lines, HyStem® hydrogels, culture media, and differentiation kits. BioTime is developing Renevia™ (formerly known as HyStem®-Rx), a biocompatible, implantable hyaluronan and collagen-based matrix for cell delivery in human clinical applications. BioTime's therapeutic product development strategy is pursued through subsidiaries that focus on specific organ systems and related diseases for which there is a high unmet medical need. BioTime's majority owned subsidiary Cell Cure Neurosciences Ltd. is developing therapeutic products derived from stem cells for the treatment of retinal and neural degenerative diseases. BioTime's subsidiary OrthoCyte Corporation is developing therapeutic applications of stem cells to treat orthopedic diseases and injuries. Another subsidiary, OncoCyte Corporation, focuses on the diagnostic and therapeutic applications of stem cell technology in cancer, including the diagnostic product PanC-Dx™ currently being developed for the detection of cancer in blood samples. ReCyte Therapeutics, Inc. is developing applications of BioTime's proprietary induced pluripotent stem cell technology to reverse the developmental aging of human cells to treat cardiovascular and blood cell diseases. BioTime's subsidiary LifeMap Sciences, Inc. markets GeneCards®, the leading human gene database, and is developing an integrated database suite to complement GeneCards® that will also include the LifeMap™ database of embryonic development, stem cell research and regenerative medicine, and MalaCards, the human disease database. LifeMap will also market BioTime research products. BioTime's lead product, Hextend®, is a blood plasma volume expander manufactured and distributed in the U.S. by Hospira, Inc. and in South Korea by CJ CheilJedang Corporation under exclusive licensing agreements. Additional information about BioTime can be found on the web at www.biotimeinc.com.

Forward-Looking Statements

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for BioTime and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as "will," "believes," "plans," "anticipates," "expects," "estimates") should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the ability to identify and complete potential acquisitions, the ability to realize anticipated benefits of and achieve expected financial performance following completed acquisitions, the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the business of BioTime and its subsidiaries, particularly those mentioned in the cautionary statements found in BioTime's Securities and Exchange Commission filings. BioTime disclaims any intent or obligation to update these forward-looking statements.

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CONTACT:
BioTime, Inc.
Peter Garcia, 510-521-3390, ext 367
Chief Financial Officer
pgarcia@biotimemail.com
or
Judith Segall, 510-521-3390, ext 301
jsegall@biotimemail.com